Exhibit 10.6

Form: Licence: Licensee: Firm name:	07L 01-05-028 LEAP Legal Software Pty Limited Simpson Freed	LEASE New South Wales Real Property Act 1900	Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: Section 318 of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 968 RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY	Office of State Revenue use only

(A) TORRENS TITLE	Property leased Folio Identifier 14 / 1036920 23 - 25 Mangrove Lane, Taren Point NSW 2229

(B) LODGED BY	Document Collection Box	Name, Address or DX, Telephone, and Customer Account Number if any	CODE
		Reference:	L

(C) LESSOR	Adrian Julius See and Li See ABN 48 699 542 410

The lessor leases to the lessee the property referred to above.

(D)	Encumbrances (if applicable):
(E) LESSEE	See Trading Co Pty Ltd ABN 82 115 411 704 TENANCY:

(G)	1.	TERM:	5 Years
	2.	COMMENCING DATE:	15 July 2018
	3.	TERMINATING DATE:	14 July 2023
	4.	With an OPTION TO RENEW for a period of3 Years set out in Item 12 of Annexure “A”
	5.	With an OPTION TO PURCHASE set out in clause NIA of N/A
	6.	Together with and reserving the RIGHTS set out in clause of
	7.	Incorporates the provisions or additional material set out in ANNEXURE (S) “A” hereto
	8.	Incorporates the provisions set out in registered LEASE No. N/A
	9.	The RENT is set out in item No 13 of Annexure “A”

DATE:

(H)	I certify that l am an eligible witness and that the lessor signed this dealing in my presence. [See note ** below]	Certified correct for the purposes of the Real Property Act 1900 by the lessor.

	Signature of witness:	Signature of lessor:

Name of witness:
Address of witness:

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appears(s) below pursuant to the authority specified.

Corporation: See Trading Co Pty Ltd
	Authority: section 127 of the Corporations Act 2001 Signature of authorised person:	Signature of authorised person:

	Name of authorised person:	Name of authorised person:
	Office held: Director	Office held: Director

(I)	STATUTORY DECLARATION *

I

solemnly and sincerely declare that -

	1.	The time for the exercise of option to renew in expired lease No. has ended;

	2.	The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.

Made and subscribed at in the State of New South Wales on

in the presence of

☐ Justice of the Peace ☐ Practising Solicitor ☐ Other qualified witness [specify]

# who certifies the following matters concerning the making of this statutory declaration by the person who made it:

	1.	I saw the face of the person OR I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person had special justification for not removing the covering; and

	2.	I have known the person for at least 12 months OR I have not known the person for at least 12 months, but I have confirmed the person’s identity using the identification document and the document I relied on was

Signature of witness:	Signature of;

*	As the services of a qualified witness cannot be provided at lodgment, the declaration should be signed and witnessed prior to lodgement. # If made outside NSW, cross out the witness certification. If made in NSW, cross out the text which does not a 1 ..
**	s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.

ANNEXURE A

ANNEXURE A	SEE A SOLICITOR ABOUT THIS LEASE

Lessor:	Adrian Julius See and Li See

Lessee:	See Trading Co. Pty Ltd ACN 115 411 704

This annexure consists of 2 pages.

NOTE: Any alterations and additions to Lease Covenants in Annexure B must be made by additional clauses in Annexure A. The printed clauses in Annexure Bare to remain in their copyright form without alteration.

SCHEDULE OF ITEMS (continued)

Item 10 (cls 2.3, 13.1) (cl 13.7)	A. The guarantor: B. Limit of guarantor’s liability:	of N/A

Item 11	Additional leased property:	NIL
(cl 3)

Item 12	Option to renew
(cl 4)

A.	One 3 year option

B.	Further period of 3 years from 15 July 2023 to 14 July 2026

C.	Maximum period of tenancy under this lease and permitted renewals: 8 years

D.	First day option for renewal can be exercised:	6 months from expiry

E.	Last day option for renewal can be exercised:	3 months from expiry

Item 13 (cl 5)	A.	Rent

For the lease period:
From the commencement date to the first rent review date:	$300,000.00 plus GST a year by monthly instalments of $25,000.00 plus GST per month.

Afterwards:	At the new yearly rent beginning on each review date by monthly instalments of one twelfth of the new yearly rent.

For the further period in item 12A:
From the commencement date to the first rent review date: (for example: Current market rent) Afterwards:	Not applicable At the new yearly rent beginning on each review date by monthly instalments of one twelfth of the new yearly rent.

ANNEXURE A

For the further period in item 12B:
From the commencement date to the first rent review date: (for example: Current market rent)	Not applicable

Afterwards:	At the new yearly rent beginning on each review date by monthly instalments of one twelfth of the new yearly rent.

Item 13 (cl 15)	B.	GST

Clause 15 provides for payment by the lessee of GST unless otherwise here indicated:

Item 14 (cl 5)	Outgoings

A.	Share of outgoings:	100%
B.	Outgoings -

(a)	local council rates and charges;
(b)	water sewerage and drainage charges;
(c)	Land Tax
(d)	Building Insurance

for the land or the building of which the property is part, fairly apportioned to the period of this lease.

Item 15 (cl 5.1.5)	Interest rate:	Ten Per Cent (10%) per annum

Item 16 (cl 5.4)	Rent review

Rent review date	Method of rent review	If Method 1 applies, increase by (the increase should show percentage or amount)

15 July 2019	1	3%
15 July 2020		3%
15 July 2021	1	3%
15 July 2022		3%
15 July 2023	3	Market Review
15 July 2024		3%
15 July 2025		3%

Method 1 is a fixed amount or percentage.
Method 2 is Consumer Price Index.
Method 3 is current market rent.

Method 2 applies unless another method is stated.

Item 17 (cl 6.1)	Permitted use:	Gym Equipment warehousing and wholesale sales

ANNEXURE A

Item 18	Amount of required public liability insurance: $10 Million
(cl 8.1.1)

Item 19	Bank Guarantee
(cl 16)
Not Applicable.

Item 20	Security Deposit
(cl 17)
2 months base rent and the lessee’s proportion of outgoings increased by the rate of GST (expressed as a percentage) applicable from time to time.

15.	Consent to Transfer of Lease

The following new sub-clause 10.2.4 is added to clause 10:

“10.2.4	The assignee is a corporation and the directors of that corporation will not provide personal guarantees for the assignee’s obligations under the lease.”

16.	Obligations of Guarantor Following Assignment

The provisions of clause 13.2 do not apply to extensions and renewals of this lease if the lease has been transferred during the term in compliance with the provisions of clause 10.

17.	Effect 011 Landlord’s Insurance

The tenant must not do anything which may:

17.1	Make the Landlord’s insurance invalid or capable of cancellation; or

17.2	Increase the Landlord’s insurance premium, unless the Landlord agrees and the Tenant pays the increase.

18.	Amendment re Rent payable 011 Exercise of Option to Renew

The following sentence shall be added at the end of Clause 4.6:

“Any rent payable after a tenant renews this lease pursuant to this clause shall not be less than the rent payable immediately before the renewal, regardless of the method of calculating the new rent.”

19.	Goods & Services Tax

The amounts payable by the lessee to the lessor under this Lease do not include any goods and services tax (“GST”). If any GST is or becomes chargeable with respect to the payment by the lessee to the lessor of rent or any other amounts under this Lease, the lessee must pay the GST or reimburse the lessor for any GST paid or payable by the lessor with respect to any amounts payable by the lessee under this Lease

20.	The Landlord and Tenant agree that there will be a one month rent free period from 15 July 2018 until 14 August 2018. No rent free period will be available for any option period or holding over period.

ANNEXURE B

Page 1 of 13 pages

SEE A SOLICITOR ABOUT THIS LEASE

ANNEXURE B

Lessor:	Adrian See and Li See

Lessee:	See Trading Co. Pty Ltd ACN 115 411 704

This annexure consists of 13 pages.

©2006 COPYRIGHT of the Law Society of New South Wales which has approved this annexure as printed to clause 18. WARNING: Unauthorised reproduction in whole or in part is an infringement of copyright.

NOTE:	Any alterations and additions to Lease Covenants in Annexure B must be made by additional clauses in Annexure A. The printed clauses in Annexure B are to remain in their copyright form without alteration.

CONTENTS

CLAUSE	SUBJECT	PAGE	CLAUSE	SUBJECT	PAGE

1	Form of this Lease	2	11	Lessor’s other Obligations	9
2	Parties	2	12	Forfeiture and End of Lease	9
3	The Property	2	13	Guarantee	10
4	Lease Period	2	14	Exclusions, Notices and
5	Money	3		Special Clauses	10
6	Use	5	15	Goods and Services Tax	11
7	Condition and Repairs	6	16	Bank Guarantee	11
8	Insurance and Damage	7	17	Security Deposit	11
9	Access	7	18	Strata Conversion	11
10	Transfer and Sublease	8

RETAIL LEASE CERTIFICATE

If section 16 of the Retail Leases Act 1994 applies to this lease, and the term plus any further terms are less than 5 years (subject to section 16(4)), the term will be extended unless a section 16 certificate is given. Sections 16(1) and (2) provide -

16(1)	The term for which a retail shop lease is entered into, together with any further term or terms provided for by any agreement or option for the acquisition by the lessee of a further term as an extension or renewal of the lease, must not be less than 5 years. An agreement or option is not taken into account if it was entered into or conferred after the lease was entered into.
16(2)	If a lease is entered into in contravention of this section, the validity of the lease is not thereby affected but the term of the lease is extended by such period as may be necessary to prevent the lease contravening this section.

I certify that I am a solicitor not acting for the lessor and that at the request of the lessee I explained to the lessee before (or within 6 months after) the lessee entered into this lease -

■	the effect of sections 16(1) and (2); and
■	that the giving of this certificate would result in section 16 not applying to this lease.

Date	Signature

NAME (BLOCK LETTERS)

ANNEXURE B

PAGE 2 OF 13 PAGES

CLAUSE 1	FORM OF THIS LEASE

What are the parts to this lease?

1.1	There are three parts to this lease - a lease form, Annexure A and this annexure.
1.2	This lease is a deed even if it is not registered.
1.3	A reference in this deed to the schedule is to the schedule of items commencing at item 1 on the lease form and ending with item 20 in Annexure A.

CLAUSE 2	PARTIES

Who are the parties to this lease?

2.1	The lessor is named on page 1 of this lease.
2.2	The lessee is named on page 1 of this lease.
2.3	The guarantor is named in item 10 in the schedule, if there is a guarantor.
2.4	If a party consists of two or more persons, obligations of that party can be enforced against any one or more of them.

CLAUSE 3	THE PROPERTY

What property is leased?

3.1	The property leased is described on page 1 of this lease.
3.2	The lessor’s fixtures are included in the property leased.
3.3	If anything else is leased (such as furniture belonging to the lessor) and is described in item 11 in the schedule it is included in the property.
3.4	If the property has facilities and services shared in common with other persons in the same building as the property, clause 11.3.2 applies to those common facilities. The lessee shares the common facilities with the lessor, and with other lessees of the lessor. The lessor can set reasonable rules for sharing these common facilities.

CLAUSE 4	LEASE PERIOD

How long is this lease for?

4.1	This lease is for the period stated in item 1 in the schedule, commences on the date stated in item 2 in the schedule and ends on the date stated in item 3 in the schedule.
4.2	If a further period, commencing when this lease ends, is stated in item 12A in the schedule then the lessee has the option to renew this lease for that period.
4.3	The lessee can renew this lease more than once if that is stated in item 12B in the schedule. However the period of tenancy under this lease and under any renewal(s) is, in total, not longer than the maximum period stated in item 12C in the schedule.
4.4	The lessee can exercise the option only if –

4.4.l	the lessee serves on the lessor a notice of exercise of option not earlier than the first day stated in item 12D in the schedule and not later than the last day stated in item 12E in the schedule;
4.4.2	there is at the time of service no rent or outgoing that is overdue for payment; and
4.4.3	at the time of service all the other obligations of the lessee have been complied with or fully remedied in accordance with the terms of any notice to remedy given by the lessor.

If this lease is extended by legislation, items 12D and 12E in the schedule are adjusted accordingly.

4.5	After exercising the option the lessee must continue to pay all rents and outgoings on time and continue to comply with all of the lessee’s obligations under this lease. If the lessee does not do so, the lessor may treat any breach as being a breach of the new lease as well as of this lease.

ANNEXURE B

PAGE 3 OF 13 PAGES

4.6	A new lease will be the same as this lease except for –

4.6.1	the new rent;
4.6.2	the commencement date and the termination date;
4.6.3	the omission of clauses 4.2, 4.3, 4.4, 4.5 and 4.6 and items 12A and 12B in the schedule in the last lease allowed in item 12 in the schedule;
4.6.4	item 12B becoming item 12A;
4.6.5	adjustment of item 12C in the schedule; and
4.6.6	adjustment of items 12D and 12E in the schedule. The number of days between the dates stated in items 12D and 12E in the schedule of the new lease and the termination date of the new lease and the number of days between each date stated in items 12D and 12E in the schedule of this lease and the termination date of this lease are to correspond.

If the new rent is to be current market rent it will be decided in the same way that current market rent is to be decided under Method 3 stated in clause 5 assuming that this lease and the new lease were one continuous lease and the commencement date of the new lease was a rent review date.

CLAUSE 5	MONEY

What money must the lessee pay?

5.1	The lessee must pay to the lessor or as the lessor directs –

5.1.1	the rent stated in item 13A in the schedule;
5.1.2	the share stated in item 14A in the schedule of those outgoings stated in item 14B in the schedule;
5.1.3	the reasonable cost to the lessor remedying a default by the lessee;
5.1.4	the reasonable cost to the lessor of dealing with any application by the lessee for the lessor’s consent under this lease (whether or not it is given);
5.1.5	interest on these moneys at the rate stated in item 15 in the schedule when payment is more than 14 days overdue, calculated from the due date to the date of payment;
5.1.6	registration fee for registration of this lease at Land and Property Information NSW (payable on delivery to the lessor’s solicitor of the executed lease);
5.1.7	stamp duty on this lease (payable on delivery to the lessor’s solicitor of the executed lease) if not previously paid by the lessee to the Office of State Revenue;
5.1.8	if the lessee defaults, the lessor’s reasonable legal costs relating to the default;
5.1.9	the lessor’s reasonable costs and expenses in connection with the preparation of this lease but only that part of those costs and expenses which are permitted to be recovered by a lessor under section 14 and section 45 of the Retail Leases Act, 1994; and
5.1.10	GST as provided for in clause 15.

5.2	The first month’s instalment of rent is to be paid by the c01runencement date. Each later month’s instalment of rent is to be paid in advance.

5.3	A payment under clause 5.1.2 must be paid on the next rent day after a request for payment is made by the lessor.

A request for payment can be made –

5.3.1	after the lessor has paid an outgoing; or
5.3.2	after the lessor has received an assessment or account for payment of an outgoing.

If item 14B in the schedule refers to land tax –

■	if the property is a strata lot, the relevant land tax is land tax on that lot;
■	if the property is not a strata lot but is part of a building, the relevant land tax is land tax on the land on which the building is situated, plus any land of the lessor used or available for use by or for the benefit of lessees conducting business in the building or in connection with trading in the building; and
■	in either case, the land tax must be calculated as if the land was the only land owned by the lessor and there was no special trust or non-concessional company involved.

ANNEXURE B

PAGE 4 OF 13 PAGES

When and how is the rent to be reviewed?

5.4	The rent is to be reviewed on the rent review dates stated in item 16 in the schedule.

If this lease is extended by legislation, the rent review dates include each anniversary of the latest rent review date stated in item 16 in the schedule (or if none is stated each anniversary of the commencement date) which falls during the extension.

5.5	The lessee must continue to pay rent at the old rate until the new rate is known. After that, the lessee is to pay the new rent from the next rent day. By that rent day the lessee is also to pay any shortfall between the old and new rate for the period since the rent review date. Alternatively, the lessor is to refund to the lessee any overpayment of rent.

5.6	There are three different methods described here for fixing the new rent on a rent review date. The method agreed by the lessor and the lessee is stated at item 16 in the schedule. The lessee is entitled to a reduction if the method produces a rent lower than the rent current just before the review date.

Method 1. By a fixed amount or percentage.

5.7	In this case the rent beginning on each review date will be increased by the percentage or amount stated in item 16 in the schedule.

Method 2. By reference to Consumer Price Index.

5.8	In this case –

■	take the yearly rent as of the last review date or if none, the rent at the commencement date ($X),
■	divide that rent by the Consumer Price Index Number for Sydney (All Groups) for the quarter ended just before that date (CPI 1),
■	multiply the result by the Consumer Price Index Number for Sydney (All Groups) for the quarter ended just before the review date (CPI 2).

The product is the new rent for the year beginning on the review date ($Y), written as a formula –

$X	x	CPI 2	=	$Y
CPI 1

5.9	The lessor must calculate the new rent after each review date and give the lessee written notice of the new rent.

5.10	If the Australian Bureau of Statistics makes a change in the reference base of the index and there is a published co-relation between the old and new base then the published co-relation is to be applied to convert the CPI l figure to the new reference base. If there is none then the lessor and the lessee agree to accept the calculations of the lessor’s solicitor who must be retained to determine a fair co-relation between the old and the new series of numbers.

5.11	If the index used to calculate the new rent is discontinued the lessor may substitute another index that, as nearly as practicable, serves the same purpose and, if there is no such index, then the rent will be fixed by Method 3.

Method 3. By reference to current market rent.

5.12	In this case the rent is to be the current market rent. This can be higher or lower than the rent payable at the rent review date and is the rent that would reasonably be expected to be paid for the property, determined on an effective rent basis, having regard to the following matters –

5.12.1	the provisions of this lease;
5.12.2	the rent that would reasonably be expected to be paid for the property if it were unoccupied and offered for renting for the same or a substantially similar use to which the property may be put under this lease;
5.12.3	the gross rent, less the lessor’s outgoings payable by the lessee;
5.12.4	where the property is a retail shop, rent concessions and other benefits that are frequently or generally offered to prospective lessees of unoccupied retail shops; and
5.12.5	the value of goodwill created by the lessee’s occupation and the value of lessee’s fixtures and fittings are to be ignored.

ANNEXURE B

PAGE 5 OF 13 PAGES

5.13	The lessor or the lessee can inform the other in writing at least 60 days before the rent review date of the rent that the lessor or lessee thinks will be the current market rent at the review date.

5.14	If the lessor and the lessee agree on a new rent then that rent will be the new rent beginning on the rent review date and the lessor and the lessee must sign a statement saying so.

5.15	If the lessor and the lessee do not agree on the amount of the new rent 30 days before the rent review date, the current market rent will be decided by a valuer appointed under clause 5.16.

5.16

5.16.1	Unless 5.16.2 applies the lessor and the lessee can either agree upon a valuer or can ask the President of the Law Society of New South Wales to nominate a person who is a licensed valuer to decide the current market rent.
5.16.2	Where the property is a retail shop, the valuer appointed must be a specialist retail valuer.

5.17	The valuer will act as an expert not an arbitrator. The lessor and the lessee can each make submissions in writing to the valuer within 14 days after they receive notice of the valuer’s appointment but not later unless the valuer agrees.

5.18	The valuer’s decision is final and binding. The valuer must state how the decision was reached.

5.19	If the valuer –

5.19.1	does not accept the nomination to act; or
5.19.2	does not decide the current market rent within 1 month after accepting the nomination; or
5.19.3	becomes incapacitated or dies; or
5.19.4	resigns,

then another valuer is to be appointed in the same way.

5.20	The lessor and lessee must each pay half the valuer’s costs.

5.21	If the lessor and lessee do not agree upon a valuer and neither asks for a valuer to be nominated before –

5.21.1	the next rent review date passes; or
5.21.2	this lease ends without the lessee renewing it; or
5.21.3	this lease is transferred after the rent review date with the lessor’s consent; or
5.21.4	the property is transferred after the rent review date

then the rent will not change on that rent review date.

CLAUSE 6	USE

How must the property be used?

6.1	The lessee must –

6.1.1	use the property for the purpose stated in item 17 in the schedule and not for any other purpose;
6.1.2	open for business at times usual for a business of the kind conducted by the lessee;
6.1.3	keep the property clean and dispose of waste properly; and
6.1.4	comply with all laws relating to strata schemes and all other laws regulating how the property is used, obtain any consents or licences needed, comply with any conditions of consent, and keep current any licences or registrations needed for the use of the property or for the conduct of the lessee’s business there.
6.1.7	where the property is a lot in a strata scheme:

6.1.7.1	use the lessor’s common property only in connection with the use of the property;
6.1.7.2	co-operate with all other permitted users of the common property;
6.1.7.3	comply with so many of the provisions of the Strata Schemes Management Act 1996 and the Strata Schemes (Freehold Development) Act 1973 and the by-laws and all lawful orders, motions and directives under these Acts as may be applicable to the exercise of the lessee’s rights and obligations under this lease.

ANNEXURE B

PAGE 6 OF 13 PAGES

6.2	The lessor can consent to a change of use and cannot withhold consent unreasonably.

6.3	The lessee must not –

6.3.1	do anything that might invalidate any insurance policy covering the property or that might increase the premium unless the lessor consents in which case the lessee must pay the increased premium; or
6.3.2	use the property as a residence or for any activity that is dangerous, offensive, noxious, illegal or immoral or that is or may become a nuisance or annoyance to the lessor or to the owner or occupier of any neighbouring property; or
6.3.3	hold any auction, bankrupt or fire sale in the property; or
6.3.4	display signs or adve1tisements on the outside of the property, or that can be seen from the outside, unless the lessor consents (but the lessor cannot withhold consent unreasonably); or
6.3.5	overload the floors or walls of the property; or
6.3.6	without the prior written consent of the lessor and/or the owners corporation, use the common property for any purpose other than for access to and egress from the property.

CLAUSE 7	CONDITION AND REPAIRS

Who is to repair the property?

7.1	The lessor must -

7.1.1	maintain in a state of good condition and serviceable repair the roof, the ceiling, the external walls and external doors and associated door jambs, and the floors of the property and must fix structural defects;
7.1.2	maintain the property in a structurally sound condition; and
7.1.3	maintain essential services.

7.2	The lessee must otherwise maintain the prope1ty in its condition at the commencement date and promptly do repairs needed to keep it in that condition but the lessee does not have to -

7.2.1	alter or improve the property; or
7.2.2	fix structural defects; or
7.2.3	repair fair wear and tear.

7.3	The lessee must also -

7.3.1	reimburse the lessor for the cost of fixing structural damage caused by the lessee, apart from fair wear and tear;
7.3.2	maintain and decorate the shop front if the property has one;
7.3.3	decorate the inside of the property in the last 3 months of the lease period (however it ends) - ‘decorate’ here means restoring the surfaces of the property in a style and to a standard of finish originally used e.g. by repainting;
7.3.4	where the property is a lot in a strata scheme:

7.3.4.1	meet the cost of all damage to the common property occasioned by the lessee or any invitee or licensee of the lessee; and
7.3.4.2	permit the owners corporation, temporarily, to close any part of the common property for the purpose of making and effecting repairs to it.

7.4	If an authority requires work to be done on the property and it is structural work or work needed to make the property safe to use then the lessor must do the work unless it is required only because of the way the lessee uses the property. But if it is any other work or is required only because of the way the lessee uses the property then the lessee must do the work.

7.5	If the lessee fails to do any work that the lessee must do the lessor can give the lessee a notice in writing stating what the lessee has failed to do. After the notice is given the lessee must -

7.5.1	do the work immediately if there is an emergency; and
7.5.2	do the work promptly and diligently in any other case.

If the lessee does not do the work, the lessor can do it and the lessee must reimburse the lessor for the cost of the work.

ANNEXURE B

PAGE 7 OF 13 PAGES

7.6	The lessee must not make any structural alterations to the property. Any other alterations require the lessor’s consent in writing (but the lessor cannot withhold consent unreasonably).

CLAUSE 8	INSURANCE AND DAMAGE

What insurances must the lessee take out?

8.1	The lessee must keep current an insurance policy covering -

8.1.1	liability to the public in an amount not less than the amount stated in item 18 in the schedule (for each accident or event); and
8.1.2	damage or destruction from any cause to all plate glass in the windows and other portions of the property and must produce to the lessor, upon request, the policy and the receipt for the last premium.

What happens if the property is damaged?

8.2	If the property or the building of which it is part is damaged (a term which includes destroyed)-

8.2.1	the lessee is not liable to pay rent, or any amount payable to the lessor in respect of outgoings and other charges, that is attributable to any period during which the property cannot be used under this lease or is inaccessible due to that damage;
8.2.2	if the property is still useable under this lease but its useability is diminished due to the damage, the lessee’s liability for rent and any amount in respect of outgoings attributable to any period during which useability is diminished is reduced in proportion to the reduction in useability caused by the damage;
8.2.3	if the lessor notifies the lessee in writing that the lessor considers that the damage is such as to make its repair impracticable or undesirable, the lessor or the lessee can terminate this lease by giving not less than 7 days notice in writing of termination to the other and no compensation is payable in respect of that termination;
8.2.4	if the lessor fails to repair the damage within a reasonable time after the lessee requests the lessor to do so the lessee can terminate this lease by giving not less than 7 days notice in writing of termination to the lessor; and
8.2.5	nothing in clause 8.2 affects any right of the lessor to recover damages from the lessee in respect of any damage or destruction to which the clause applies.

CLAUSE 9	ACCESS

What are the lessor’s rights of access to the property?

9.1	The lessee must give the lessor (or anyone authorised in writing by the lessor) access to the property at any reasonable time for the purpose of -

9.1.1	inspecting the condition of the property, or how it is being used; or
9.1.2	doing anything that the lessor can or must do under this lease or must do by law; or
9.1.3	viewing the property as a valuer, prospective buyer or mortgagee; or
9.1.4	fixing a notice in a reasonable position on the outside of the property saying that it is for sale; or
9.1.5	viewing the property as a prospective lessee not earlier than 6 months before the lease period ends; or
9.1.6	fixing a notice not earlier than 6 months before the lease period ends in a reasonable position on the outside of the property saying that it is to let; or
9.1.7	inspecting, cleaning or repairing another property or any services to another property.

9.2	The lessor must give the lessee at least 2 days written notice for access (except in an emergency). The day of the giving of the notice and any Saturday, Sunday or public holiday on which the property is not open for business are not counted.
9.3	The lessor must promptly make good any damage caused to the property and to any of the lessee’s belongings which results from exercising these rights.
9.4	The lessee must give to the lessor a copy of any notice relating to the property or relating to any neighbouring property immediately after receiving the notice.

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CLAUSE 10	TRANSFER AND SUB-LEASE

Can this lease be transferred or the property shared or sub-let?

10.1	The lessee must not transfer this lease without consent.

10.2	The lessor can withhold consent only if -

10.2.1	the proposed transferee proposes to change the use to which the property is put; or
10.2.2	where the property is a retail shop, the proposed transferee has financial resources or retailing skills inferior to those of the proposed transferor and otherwise the proposed transferee has financial resources or business experience inferior to those of the proposed transferor; or
10.2.3	the lessee has not complied with clause 10.3 and, where the property is a retail shop, clause 10.4.

10.3	A request for the lessor’s consent to a transfer of lease must be made in writing and the lessee must provide the lessor with such information as the lessor may reasonably require concerning the financial standing and business experience of the proposed transferee.

10.4	Where the property is a retail shop, before requesting the consent of the lessor to a proposed transfer of this lease, the lessee must furnish the proposed transferee with a copy of any disclosure statement given to the lessee in respect of this lease, together with details of any changes that have occurred in respect of the information contained in the disclosure statement (being changes of which the lessee was aware or could reasonably be expected to be aware). For the purpose of enabling the lessee to comply with this obligation, the lessee can request the lessor to provide the lessee with a copy of the disclosure statement concerned and, if the lessor is unable or unwilling to comply with such a request within 14 days after it is made, this clause 10.4 does not apply.

10.5	Where the lessee has complied with clause 10.3 and where required to do so clause 10.4, and the lessor has not within 42 days or where the Retail Leases Act 1994 applies 28 days after the request was made or the lessee has complied with paragraphs 41(a) and 41(b) of that Act, whichever is the later, given notice in writing to the lessee either consenting or withholding consent the lessor is taken to have consented.

10.6	The lessee has to pay in connection with any consent the lessor’s reasonable legal costs, the reasonable costs of obtaining any mortgagee’s consent, the stamp duty and the registration fee for the transfer.

10.7	Where the property is a retail shop, the lessee can sublet, grant a license or concession, share or part with the possession of the whole or any part of the property or mortgage or otherwise charge or encumber the lessee’s estate or interest in this lease only with the written consent of the lessor which can be refused in the lessor’s absolute discretion. Otherwise, the lessee cannot do any of these things.

CLAUSE 11	LESSOR’S OTHER OBLIGATIONS

What are the lessor’s other obligations?

11.1	So long as the lessee does all the things that must be done by the lessee under this lease the lessor must allow the lessee to possess and use the property in any way permitted under this lease without interference from the lessor, or any person claiming under the lessor or having superior title to the title of the lessor.

11.2	The lessor must pay all outgoings for the land or the building of which the property is part when they fall due.

11.3	If the property is part of a building owned or controlled by the lessor –

11.3. l	the lessor must maintain in reasonable structural condition all parts of the building that the lessee can use under this lease; and
11.3.2	if the property has facilities and service connections shared in common with other persons the lessor must-

11.3.2.1	allow reasonable use of the facilities and service connections including -

■	the right for the lessee and other persons to come and go to and from the property over the areas provided for access;
■	access by the lessee to service connections; and
■	the right for the lessee’s customers to park vehicles in any area set aside for customer parking, subject to any reasonable rules made by the lessor.

11.3.2.2	maintain the facilities and service connections in reasonable condition.

11.4	Where registration is necessary for the validity of this lease, the lessor must ensure that this lease is registered.

11.5	If a consent is needed for this lease, from someone such as a mortgagee or head lessor of the property, then the lessor must get the consent.

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CLAUSE 12	FORFEITURE AND END OF LEASE

When does this lease end?

12.1	This lease ends -

12.1.1	on the date stated in item 3 in the schedule; or
12.1.2	if the lessor lawfully enters and takes possession of any part of the property; or
12.1.3	if the lessor lawfully demands possession of the property.

12.2	The lessor can enter and take possession of the property or demand possession of the property if-

12.2.1	the lessee has repudiated this lease; or
12.2.2	rent or any other money due under this lease is 14 days overdue for payment; or
12.2.3	the lessee has failed to comply with a lessor’s notice under section 129 of the Conveyancing Act 1919; or
12.2.4	the lessee has not complied with any term of this lease where a lessor’s notice is not required under section 129 of the Conveyancing Act 1919 and the lessor has given at least 14 days written notice of the lessor’s intention to end this lease.

12.3	When this lease ends, unless the lessee becomes a lessee of the property under a new lease the lessee must-

12.3.1	return the property to the lessor in the state and condition that this lease requires the lessee to keep it in; and
12.3.2	have removed any goods and anything that the lessee fixed to the property and have made good any damage caused by the removal.

Anything not removed becomes the property of the lessor who can keep it or remove and dispose of it and charge to the lessee the cost of removal making good and disposal.

12.4	If the lessor allows the lessee to continue to occupy the property after the end of the lease period (other than under a new lease) then -

12.4.1	the lessee becomes a monthly lessee and must go on paying the same rent and other money in the same way that the lessee had to do under this lease just before the lease period ended (apportioned and payable monthly);
12.4.2	the monthly tenancy will be on the same terms as this lease, except for -

■	clause 4;
■	clauses 5.4 to 5.21 inclusive; and
■	clause 6.2 unless consent has previously been given;

12.4.3	either the lessor or the lessee can end the monthly tenancy by giving, at any time, one month’s written notice to the other expiring on any date; and
12.4.4	anything that the lessee must do by the end of this lease must be done by the end of the monthly tenancy.

12.5	Essential terms of this lease include -

12.5.1	the obligation to pay rent not later than 14 days after the due date for payment of each periodic instalment (and this obligation stays essential even if the lessor, from time to time, accepted late payment);
12.5.2	the obligations of the lessee in clause 5.1.2 (dealing with outgoings);
12.5.3	the obligations of the lessee in clause 6.1 (dealing with use);
12.5.4	the obligations of the lessee in clause 7 (dealing with repairs);
12.5.5	the obligations of the lessee in clause 10 (dealing with transfer and sub-lease); and
12.5.6	the obligations of the lessee in clause 15 (dealing with GST).

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12.6	If there is a breach of an essential term the lessor can recover damages for losses over the entire period of this lease but must do every reasonable thing to mitigate those losses and try to lease the property to another lessee on reasonable terms.

12.7	The lessor can recover damages even if-

12.7.1	the lessor accepts the lessee’s repudiation of this lease; or
12.7.2	the lessor ends this lease by entering and taking possession of any part of the property or by demanding possession of the property; or
12.7.3	the lessee abandons possession of the property; or
12.7.4	a surrender of this lease occurs.

CLAUSE 13	GUARANTEE

What are the obligations of a guarantor?

13.1	This clause applies if a guarantor of the lessee is named in item 10A in the schedule and has signed or executed this lease or, if this lease is a renewal of an earlier lease, the earlier lease.

13.2	The guarantor guarantees to the lessor the performance by the lessee of all the lessee’s obligations (including any obligation to pay rent, outgoings or damages) under this lease, under every extension of it or under any renewal of it or under any tenancy and including obligations that are later changed or created.

13.3	If the lessee does not pay any money due under this lease, under any extension of it or under any renewal of it or under any tenancy the guarantor must pay that money to the lessor on demand even if the lessor has not tried to recover payment from the lessee.

13.4	If the lessee does not perform any of the lessee’s obligations under this lease, under any extension of it or under any renewal of it or under any tenancy the guarantor must compensate the lessor even if the lessor has not tried to recover compensation from the lessee.

13.5	If the lessee is insolvent and this lease or any extension or renewal of it is disclaimed the guarantor is liable to the lessor for any damage suffered by the lessor because of the disclaimer. The lessor can recover damages for losses over the entire period of this lease or any extension or renewal but must do every reasonable thing to mitigate those losses and try to lease the property to another lessee on reasonable terms.

13.6	Even if the lessor gives the lessee extra time to comply with an obligation under this lease, under any extension of it or under any renewal of it or under any tenancy, or does not insist on strict compliance with the terms of this lease or any extension of it or renewal of it or of any tenancy, the guarantor’s obligations are not affected.

13.7	If an amount is stated in item 10B in the schedule the guarantor’s liability under this clause is limited to that amount.

13.8	The terms of this guarantee apply even if this lease is not registered, even if any obligation of the lessee is only an equitable one, and even if this lease is extended by legislation.

CLAUSE 14	EXCLUSIONS, NOTICES AND SPECIAL CLAUSES

14.1	No covenant or power is implied in this lease by section 84 or 85 of the Conveyancing Act 1919.

14.2	A document under or relating to this lease is -

14.2.1	served if it is served in any manner provided in section 170 of the Conveyancing Act 1919; and
14.2.2	served on the lessee if it is left at the property.

14.3	This lease is subject to any legislation that cannot be excluded.

14.4	In this lease, ‘retail shop’ means premises to which the Retail Leases Act 1994 applies.

14.5	In this lease ‘Director General’ has the same meaning as in the Retail Leases Act 1994.

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CLAUSE 15	GOODS AND SERVICES TAX

Unless item 13B in the schedule has been completed in a way that indicates that this clause is not to apply:

15.1	As consideration in whole or in part for a taxable supply the person receiving the supply must pay to the party making the supply an additional amount equal to the amount of GST payable on the supply.

15.2	To the extent that the lessee is required to reimburse the lessor in whole or in part for outgoings incurred by the lessor, for the purposes of this lease the amount of the outgoings must be reduced by the amount of any credit or refund of GST to which the lessor is entitled as a result of incurring outgoings.

15.3	Outgoings in item 14B in the schedule are to be calculated after deducting any input tax credit to which the lessor is entitled.

15.4	For the purposes of this lease GST means a tax in the nature of a supply of goods and services tax levied or imposed by the Commonwealth of Australia.

CLAUSE 16	BANK GUARANTEE

16.1	If a number of months appears in item 19 in the schedule, clauses 16.2 to 16.5 apply.

16.2

On or before the commencement date of this lease the lessee will deliver to the lessor a guarantee by a bank trading in the State of New South Wales in the form of an unconditional and irrevocable undertaking to pay drawn in favour of the lessor (unlimited as to time) in a form acceptable to the lessor and for an amount equivalent to the number of months referred to in item 19 in the schedule.

16.3	The lessor is entitled to claim under the guarantee an amount equal to any moneys due but unpaid by the lessee to the lessor under this lease.

16.4	The lessee agrees to vary the amount of the guarantee immediately upon each rent review so that the amount at all times represents the equivalent of the number of months referred to in the schedule.

16.5	The lessor will deliver the guarantee (or so much of it as is then held by the lessor) to the lessee on the last of:

16.5.1	the terminating date of this lease;
16.5.2	the expiry date of any holding over under this lease; and
16.5.3	the date that the lessee has no further obligations under this lease or at law.

CLAUSE 17	SECURITY DEPOSIT

17.1	If an amount or a number of months appears in item 20 in the schedule, clauses 17.2 to 17.6 apply.

17.2	On or before the commencement date of this lease the lessee will deliver the security deposit to the lessor.

17.3	The lessor is entitled to deduct from the security deposit an amount equal to any monies due but unpaid by the lessee to the lessor under this lease.

17.4

Where the property is a retail shop, the security deposit will be held in accordance with Section 16C of the Retail Leases Act 1994. The lessee will not make an application to the Director General seeking the return of the security deposit (or so much of it as is then held by the Director General) until the later of:

17.4.1	the terminating date of this lease;
17.4.2	the expiry date of any holding over under this lease; and
17.4.3	the date that the lessee has no further obligations under this lease or at law.

17.5	Where the property is other than a retail shop the security deposit (or so much of it as is then held by the lessor) will be returned to the lessee on the later of the dates as specified in clause 17.4.

17.6	The lessee agrees to vary the amount of the security deposit immediately upon each rent review so that it represents the equivalent of the number of months referred to in the schedule.

CLAUSE 18	STRATA CONVERSION

18.1	“Owners corporation”, “owner”, “strata scheme”, “lot” and “parcel” where used in this lease have the meanings given under the Strata Schemes Management Act 1996 and the Strata Schemes (Freehold Development) Act 1973.

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18.2	“Strata Acts” means the Strata Schemes Management Act 1996 and the Strata Schemes (Freehold Development) Act 1973, and includes any amending Acts, rules, regulations, ordinances, by-laws, statutory instruments, orders or notices now or hereafter made under those Acts.

18.3	“Strata conversion” means a subdivision of the property under the Strata Schemes (Freehold Development) Act 1973 or the Community Land Development Act 1989 or the Community Land Management Act 1989 or other legislation permitting such subdivision.

18.4	Strata Titles

18.4.1	Lessee consents to registration of strata plan

18.4.1.1	By its entry into this lease the lessee acknowledges that the lessor can register a strata plan, a strata schemes plan, a strata plan of subdivision, a strata plan of consolidation or a building alteration plan insofar as any of these may relate to the property, the Building or the land. The lessor will provide the lessee with copies of the proposed strata plan and associated documentation for the lessee’s approval, which will not be unreasonably withheld.

18.4.1.2	Provided the lessee consents to the strata conversion as per clause 18.4.1.1 then within 7 days of written request by the lessor the lessee will sign and return to the lessor any consents or other documents necessary to enable the lessor to carry out the strata conversion and will make no objection or claim for compensation in relation to the strata conversion.

18.4.2	Compliance with the Strata Acts and by-laws:

18.4.2.1	(Covenant): The lessee and any and all persons acting by, through or under it or with its authority express or implied shall comply with so many of the provisions of the Strata Acts and the by-laws and all lawful orders, motions and directives under the Strata Acts as may be applicable to the exercise of the lessee’s rights and obligations under the provisions elsewhere contained in this lease.

18.4.2.2	Not to prejudice interests of owners corporation. Without the prior written consent of the owners corporation, the lessee shall not do any act, matter or thing under the exercise of its rights and obligations elsewhere contained in this lease or permit or allow any act, matter or thing to be done which shall or may:

■	increase the rate of premium payable by the owners corporation under any policy of insurance taken out by the owners corporation; or

■	invalidate, avoid or suspend the operation of any such policy of insurance or otherwise prejudice the owners corporation rights under any such policy.

18.4.2.3	Upon the occurrence of any of the matters previously referred to the lessee shall:

■	pay to the lessor or such other person responsible for payment any amounts payable to the owners corporation as a consequence of any such matters;

■	pay to the lessor for and on behalf of the owners corporation any amounts payable by the owners corporation as a consequence of any such matters and not the subject of clause 18.4.2.2; and

■	pay to the lessor for and on behalf of the owners corporation the amount of any and all losses and damages arising from the occurrence of any such matters.

18.4.2.4	(Indemnity): The lessee shall indemnify the lessor for any loss or damage suffered by the lessor if the lessee or the lessee’s employees fail to comply with the obligations as to conduct imposed upon the lessee or the lessee’s employees by this lease or by reason of the Strata Acts.

18.4.3	If the strata conversion occurs:

18.4.3.1	any reference in this lease will be deemed to be a reference to the buildings comprised in the registered plan or plans of which the property forms part;

18.4.3.2	any levies or other monies payable to the owners corporation will be payable by the lessee with the exception of any contribution to a sinking fund or special levy; and

18.4.3.3	this lease will be deemed to be amended in any respect that is necessary to ensure that this lease reflects that the strata conversion has been carried out.

Annexure B

PAGE 13 of 13 pages

IMPORTANT NOTES

The following notes are for guidance and do not form part of this lease.

If you are a lessor, a solicitor will prepare this lease for you.

If you are a lessee, a solicitor can advise you about it.

1.	This document creates legal rights and legal obligations.

2.	Failure to register a lease can have serious consequences.

3.	If an option for renewal is not exercised at the right time it will be lost.

4.	The lessee can exercise an option for renewal even if there has been a breach of this lease in a case where section 133E of the Conveyancing Act 1919 applies. The lessor must give a prescribed notice within 14 days after the option is exercised if the lessor wants to rely on the breach to prevent the exercise of the option.

5.	The Law Society of New South Wales is not to be responsible for any loss resulting from the use of this lease as printed whether authorised or not.

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I certify that this and the preceding twelve pages are in exactly the same wording as Annexure B of the copyright Law Society Lease.

Solicitor for the lessor